UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 12, 2019

STURM, RUGER & COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10435	06-0633559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lacey Place, Southport, Connecticut	06890
(Address of Principal Executive Offices)	(Zip Code)

(203) 259-7843

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RGR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On November 12, 2019, the Company’s Board of Directors (the “Board”) approved an amendment to Article 2 of the Company’s By-Laws (the “By-Laws”) to (i) add a new Section 15, which is described below, and (ii) renumber the existing Section 15 of the By-Laws as Section 16. The amendment is effective immediately.

The new Article 2, Section 15 of the Company’s By-Laws allows eligible Company shareholders who comply with the requirements set forth in the By-Laws to include their own nominee for a Board director in the Company’s proxy statement for an annual meeting of the Company’s shareholders, along with the candidates nominated by the Board. Pursuant to this “proxy access” provision, a shareholder or group of no more than 20 shareholders that have owned continuously for at least 3 years a number of shares of the Company’s common stock that represents at least 3% of the Company’s common stock and satisfy the other requirements set forth in the By-Laws may include a specified number of eligible director nominees in the Company’s proxy materials for an annual meeting of the Company’s shareholders. The maximum number of shareholder-nominated candidates that will be included in the Company’s proxy materials for any annual meeting of shareholders is limited to the greater of (i) two or (ii) 20% of the number of directors serving on the Board as of the last day on which a notice of a shareholder nomination may be submitted to the Company by eligible shareholders pursuant to Section 15 of the By-Laws.

Requests to include director nominees in the Company’s proxy materials pursuant to Section 15 of the By-Laws must be received by the Secretary of the Company at the Company’s principal executive offices not earlier than 150 days prior to, and no later than 120 days prior to, the first anniversary of the date that the Company first distributed its proxy statement to shareholders for the immediately preceding annual meeting of shareholders. Each shareholder or group of shareholders seeking to include a director nominee in the Company’s proxy materials must provide certain information, make certain representations and agree to certain undertakings at the time of nomination.

Pursuant to the terms of Section 15 of the By-Laws, the Company shall not be required to include in its proxy materials any individual nominated for election to the Board by shareholders pursuant to Section 15 (i) who would not be an independent director for purposes of the rules and listing standards of the principal United States securities exchange upon which the Company’s common stock is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s directors, (ii) whose election as a member of the Board would cause the Company to be in violation of its By-Laws or Certificate of Incorporation, the rules and listing standards of the principal United States securities exchange upon which the Company’s common stock is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (vi) who, within the past five years, has directly or indirectly, whether through an affiliate, associate or intermediary, publicly advocated for repeal of the Second Amendment to the Constitution of the United States or who shall have otherwise publicly advocated for legislation which, if enacted, would (A) restrict the sale of products and accessories which the Company has lawfully sold or was lawfully permitted to sell, or (B) restrict those markets in which said products and accessories were lawfully permitted to be sold, (vii) who has provided any information to the Company or its shareholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, or (viii) who is ineligible to ship, transport, receive, or possess firearms or ammunition pursuant to 18 U.S.C. §922(g), or who is not a U.S. Person as that term is defined by the International Traffic in Arms Regulations (ITAR), at 22 C.F.R. §120.15.

The description above of the amendment to the By-Laws does not purport to be complete, and is qualified in its entirety by reference to the full text of the By-Laws as amended, as set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of the Company, as of November 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STURM, RUGER & COMPANY, INC.

By:	/S/ Thomas A. Dineen
	Name:	Thomas A. Dineen
	Title:	Principal Financial Officer,
Principal Accounting Officer,
Senior Vice President, Treasurer and
Chief Financial Officer

Dated: November 13, 2019

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